UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2006 (June 7, 2006)

BERRY PETROLEUM COMPANY

(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation or Organization)	1-9735 (Commission File Number)	77-0079387 (IRS Employer Identification Number)

5201 TRUXTUN AVE., STE. 300, BAKERSFIELD, CA (Address of Principal Executive Offices)	93309 (Zip Code)

Registrant’s telephone number, including area code: (661) 616-3900

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE: This report on Form 8-K/A amends our Form 8-K filed on June 8, 2006 in its entirety to supplement the disclosure in Item 1.01 and 9.01.

Item 1.01  Entry Into A Material Definitive Agreement

On June 8, 2006, Berry Petroleum Company issued a news release announcing  that Berry Petroleum Company (NYSE:BRY) had entered into a definitive agreement with EnCana Oil & Gas (USA) Inc. (NYSE:ECA) to jointly develop a portion of EnCana’s North Parachute Ranch property in the Piceance Basin of western Colorado. Berry will fund the drilling of 90 natural gas wells on EnCana’s valley lands and will acquire 4,300 gross acres elsewhere in the North Parachute Ranch property with a working interest of 95% and a net revenue interest of 79%.

The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.1. A copy of the definitive agreement with EnCana Oil & Gas (USA), Inc. is filed as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1 News Release by Berry Petroleum Company dated June 8, 2006 titled "Berry Petroleum Company Expands Piceance Basin Asset Base."

99.2 Carry and Earning Agreement, dated June 7, 2006, between Berry Petroleum Company and EnCana Oil & Gas (USA), Inc.+

+ Confidential treatment has been requested with respect to certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

BERRY PETROLEUM COMPANY
By:	/s/ Kenneth A. Olson
Kenneth A. Olson
Corporate Secretary

Date: June 19, 2006